                                  SCHEDULE 14C

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT 14C OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by rule
     14c5(d)(2))

[ ]  Definitive Information Statement

                            BAYOU INTERNATIONAL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1)  Title of each class of securities to which transaction applies:

        N/A

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        N/A

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

        N/A

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        $

        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                           BAYOU INTERNATIONAL, LTD.
                            (A DELAWARE CORPORATION)

                               PRELIMINARY COPIES

                             INFORMATION STATEMENT
                     DATE FIRST MAILED OUT TO STOCKHOLDERS:
                                 JULY 28, 1999

                                 210 KINGS WAY
                         SOUTH MELBOURNE VICTORIA 3205
                                   AUSTRALIA
                         TELEPHONE: 011 (613) 9234 1100
                  (PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY)

                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                           BAYOU INTERNATIONAL, LTD.

                             INFORMATION STATEMENT

                                  INTRODUCTION

     This Information Statement is being furnished to Stockholders of Bayou International, Ltd., a Delaware corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with an Action by Written Consent, dated June 29, 1999, of the Stockholders of the Company (the "Written Consent"). A copy of the Written Consent is attached as Exhibit "A" to this Information Statement.

     Management of the Company is utilising the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding a meeting of stockholders, since the only business of such a meeting would be approval of a reverse stock split and the amendment to the Articles of Incorporation to remove the par value per share and the Company's major Stockholder, Edensor Nominees Pty Ltd ("Edensor") and certain companies which have some common Directors with the Company representing 69.2% of the issued and outstanding shares of the Company's $0.15 par value common stock (the "Common Stock") have indicated that they will vote for the reverse stock split and the amendment to the Articles of Incorporation to the remove the par value per share, thereby ensuring such a split to take place. See "Vote Required"; "Other Information Regarding the Company -- Security Ownership of Certain Beneficial Owners and Management". The Company has received executed Written Consents from Edensor and certain companies which have some common Directors with the Company which shall be effective 21 days from the date this Information Statement is first mailed to Stockholders. See "Matters Set Forth in the Written Consent".

     Stockholders of record at the close of business on July 21, 1999 are being furnished copies of this Information Statement. The principal executive offices of the Company are located at 210 Kings Way, South Melbourne, Victoria, 3025, Australia, and the Company's telephone number is 011 613 9234 1100.

                    MATTERS SET FORTH IN THE WRITTEN CONSENT

     The Written Consent contains a resolution that approves and submits to the shareholders for approval a proposal recommending an amendment to the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split and to amend the Company's Articles of Incorporation to eliminate the par value per share of the Company's Common Stock. The Articles of Incorporation currently state that the Company's Common Stock shall have a par value of US$0.15 per Common share. Edensor and certain companies which have some common Directors with the Company representing 69.2% of the currently issued and outstanding shares of Common Stock, have executed the Written Consent, thereby ensuring the one-for-twenty reverse stock split. See "Other Information Regarding The Company -- Security Ownership of Certain Beneficial Owners and Management."

     Set forth below is a table of the Stockholders who have executed the Written Consent and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of July 17, 1999.

                                                              NO. OF SHARES OF
                                                                COMMON STOCK      PERCENTAGE OF
                                                                BENEFICIALLY       OUTSTANDING
STOCKHOLDER                                                        OWNED          COMMON STOCK
-----------                                                   ----------------    -------------
Autogen Limited.............................................        941,651            2.0%
Centaur Mining & Exploration Limited........................      5,076,000           10.8%
Gutnick Resources N.L. .....................................        178,985            0.4%
Australian Gold Resources Limited...........................        541,585            1.1%
Quantum Resources Limited...................................         38,376            0.1%
AWI Administration Services Pty. Ltd........................      4,589,795            9.8%
Edensor Nominees Pty Ltd....................................     20,046,207           42.7%
Pearlway Investments Pty Ltd................................        520,000            1.1%
Joseph I. Gutnick...........................................        513,000            1.2%
                                                                 ----------           ----
                                                                 32,445,599           69.2%
                                                                 ==========           ====

                                 VOTE REQUIRED

     Counterpart copies of the Written Consent evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated counterpart copy of the Written Consent received by the Company in order to effectuate the matters set forth therein. As of June 29, 1999 (date of Written Consent), 46,941,789 shares of Common Stock were issued and outstanding, thus, Stockholders representing no less than 23,470,895 shares of Common Stock were required to execute the Written Consent to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consent" Edensor and certain companies which have some common Directors with the Company beneficially owning approximately 32,445,599 Shares of Common Stock, or 69.2% of the outstanding Common Stock, have executed the Written Consent, thereby ensuring the one-for-twenty reverse stock split and the amendment to the Articles of Incorporation to remove the par value per stock. MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND MANAGEMENT A PROXY.

                    OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of July 17, 1999, by (i) each of the current Executive Officers and Directors of the Company (ii) each person (including any "group" as that terms is defined in Section 13(d) (3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group.

                                                              NUMBER OF
                                                                SHARES                PERCENT OF
NAME                                                            OWNED                 SHARES(1)
----                                                          ----------              ----------
Centaur Mining & Exploration Limited........................   5,076,000                 10.8%
Mamash Ltd..................................................   5,426,388                 11.6%
A.W.I. Administration Services Pty Ltd......................   4,589,795                  9.8%
Edensor Nominees Proprietary Limited........................  20,046,207                 42.7%
David Tyrwhitt..............................................          --(2)                 *
Joseph I. Gutnick...........................................  21,079,207(2)(4)(3)(5)     44.9%
Stera M. Gutnick............................................  20,566,207(3)(5)           43.9%
Eduard Eshuys...............................................         100(2)                 *
Peter Lee...................................................          --                    *
David Simcox................................................          --(2)                 *
Ian Currie..................................................          --                    *
All officers and directors as a group (6 persons)...........  21,079,307                 44.9%

---------------
 *  Represents less than 1% of the outstanding Common Stock

(1) Based upon 46,941,789 shares outstanding

(2) Does not include (i) 941,651 shares of Common Stock beneficially owned Autogen Limited or (ii) 5,076,000 shares of Common Stock beneficially owned by Centaur Mining & Exploration Limited or (iii) 178,985 shares of Common Stock beneficially owned by Gutnick Resources N.L. or (iv) 541,585 shares of Common Stock beneficially owned by Australian Gold Resources Limited or (v) 4,589,795 shares of Common Stock owned by AWI Administration Services Pty Ltd or (vi) 38,376 shares of Common Stock beneficially owned by Quantum Resources Limited, companies of which Messrs Gutnick, Eshuys, Tyrwhitt, Lee, Currie and Simcox are officers and/or Directors however they disclaim beneficial ownership to those shares.

(3) Includes 20,046,207 shares of Common Stock owned by Edensor Nominees Proprietary Limited and 520,000 shares of Common Stock owned by Pearlway Investments Pty Ltd of which Joseph I. Gutnick, Stera M. Gutnick and members of their family are officer, Directors and principal stockholders.

(4) Joseph I. Gutnick is the beneficial owner of 513,000 shares.

(5) Joseph I. Gutnick and Stera M. Gutnick are husband and wife.

                 AUTHORISATION OF REVERSE SPLIT OF COMMON STOCK

INTRODUCTION

     Under the resolution passed by a majority of the shareholders, all shareholders will receive one share for every twenty shares currently held. Any fractional shares resulting from the exchange will be rounded up to equal one share. The reverse stock split will become effective on the date that the amendment to the Company's restated Certificate of Incorporation is filed with the Office of the Secretary in the State of Delaware, United States of America
(USA). The filing is expected to occur promptly following approval of the reverse stock split by the Company's Stockholders.

     The new shares will not differ in any way to those previously held. Shareholders will have the same rights from the effective date of the reverse stock split as they currently have. The reverse split will not effect the proportionate equity interest of a shareholder, except in the instance that a shareholder is left with a fractional share. In this instance the fractional share will be rounded up.

REASONS FOR APPROVING THE REVERSE STOCK SPLIT

     The Company currently has 46,941,789 shares on issue. In the current climate it is the belief of the Board of Directors of the Company that this amount is excessive. The reverse stock split will result in 2,347,089 shares being on issue. In addition, in connection with the reverse stock split, the Company intends to reduce the numbers of authorised shares of Common Stock from 100 million to 25 million. Brokerage firms are increasingly reluctant to recommend to their client's lower priced shares. It is becoming the practise of brokerage firms to discourage individual brokers from dealing with lower priced shares. The payment of brokerage fees and time consuming handling of lower priced shares are contributing factors. A number of institutional investors have company policies that prevent the purchase of lower priced shares.

     The Board of Directors are hopeful that the reverse split will promote interest in the Company's Common Shares and will result in share price increases particularly if the Company decides to expand its operations. There is however, no assurance that the foregoing effects will occur, or that the per stock price level of the Common Stock immediately after the reverse stock split will be maintained for any period of time.

     The Board of Directors believes it is in the best interests of the Company to effect the reverse stock split. The Board of Directors believes the decrease in the number of Common Stock will place the market price in a range which is more advantageous to shareholders.

     The Board of Directors is not aware of any present efforts by any person to accumulate Common Stock in order to obtain control of the Company, and the reverse stock split is not intended to be an anti-takeover device.

GENERAL EFFECT OF REVERSE STOCK SPLIT

     The effect of the reverse stock split on the aggregate number of shares of the Company's Common Stock and on the stockholders' equity of the Company's balance sheet at 31(st) December 1998 is as follows:

                                                                PRIOR TO           AFTER
                                                              REVERSE SPLIT    REVERSE SPLIT
                    NUMBER OF SHARES(1)                       -------------    -------------
Common Stock
  Authorised................................................   100,000,000      25,000,000
  Outstanding...............................................    46,941,789       2,347,090
  Available per issuance....................................    53,058,211       2,652,910
  Par value per share(2)....................................       US$0.15         US$3.00
FINANCIAL DATA                                                      $000'S          $000'S
------------------------------------------------------------
Stockholders equity
  Common Stock..............................................         5,807           5,807
  Additional paid-in capital................................         7,187           7,187
  Accumulated deficit.......................................       (12,559)        (12,559)
                                                               -----------      ----------
  Total Stockholders equity.................................           435             435
                                                               ===========      ==========

---------------
(1) Figures for the number of shares prior to the Reverse Stock Split are as of 31(st) December 1998. Figures after the Reverse Split do not reflect any immaterial adjustments that may result from the repurchase of fractional shares.

(2) Subject to resolution to remove par value from the Company's Articles of Incorporation.

EFFECT ON THE MARKET FOR THE COMPANY STOCK

     The following table sets out the high and low bid information for the Common Stock as reported by the National Quotation Service Bureau for each period/quarter indicated (in US$):

CALENDER PERIOD                                   HIGH BID(1)(2)    LOW BID(1)(2)
---------------                                   --------------    -------------
1996
First Quarter...................................       1/2               1/4
Second Quarter..................................       5/8               3/8
Third Quarter...................................       5/8               5/8
Fourth Quarter..................................       1/2               1/2
1997
First Quarter...................................       3/8               3/8
Second Quarter..................................       1/4               1/4
Third Quarter...................................       1/4               1/4
Fourth Quarter..................................       1/4               1/8
1998
First Quarter...................................       1/8               1/8
Second Quarter..................................     5/32                1/8
Third Quarter...................................       3/8               3/8
Fourth Quarter..................................       1/8             1/91
1999
First Quarter...................................       1/8             1/91
Second Quarter..................................       1/8             1/91

---------------
(1) The quotation set out herein reflect interdealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

(2) These prices reflect market adjustments made in connection with the Company's one-for-five reverse stock split effective as of 31 December 1986.

     On July 16, 1999 the closing bid for the Common Stock was US$0.125.

EXCHANGE OF SHARE CERTIFICATES AND TREATMENT OF FRACTIONAL SHARE INTERESTS

     As soon as practical after the reverse stock split, share holders will be asked to surrender their share certificates in respect of currently held shares and will be issued new certificates representing the new shares issued. Until surrendered certificates in respect of currently held shares will be deemed for all corporate purposes from the effective date of the reverse stock split as evidence of ownership of share of the new stock in the appropriately reduced number. The Bank of New York will be appointed as exchange agent to act for shareholders in effecting the exchange of certificates.

     No scrip or fractional share certificates evidencing common shares will be issued. If a shareholder is entitled to a fractional interest of a share, he/she will receive an additional share of post-split common share. If a share holder is the owner of more than one certificate then the number of shares of post-split common shares issued in connection with the split shall be calculated on the basis of the aggregate shares owned under all certificates.

POTENTIAL ISSUE OF SHARES TO CHEVAS PTY LTD

     The Company owed Chevas Pty Ltd ("Chevas") a company of which Mr. J I Gutnick, President of Bayou International, Ltd, is a Director, A$3,980,358.95 as at May 31, 1999. The Company is considering issuing shares to Chevas in lieu of repaying the loan from Chevas. If this proposal proceeds, of which there can be no assurance, the shares to be issued will be after taking into account the reverse stock split.

                 ELIMINATION OF THE PAR VALUE PER SHARE OF THE
                             COMPANY'S COMMON STOCK

INTRODUCTION

     The Company's Board of Directors have authorised an amendment to the Company's Articles of Incorporation to eliminate the par value per share of the Company's Common Stock. The Articles of Incorporation currently state that the Company's Common Stock shall have a US$0.15 par value. The Company's majority shareholders have approved and adopted this proposal.

     The removal of the US$0.15 par value will become effective on the date the amendment to the Company's restated Articles of Incorporation is filed with the Office of the Secretary in the Sate of Delaware, United States of America (USA). The filing is expected to occur promptly following approval of the amendment to the Company's Articles of Incorporation to eliminate the par value per share of the Company's Common Stock by the Company's Stockholders.

REASONS FOR APPROVING THE REMOVAL OF THE US$0.15 PAR VALUE

     The company currently has a par value of US$0.15 per share of Common Stock. The reclassification from par value shares to no par value shares will simplify the presentation of the capital accounts on the Company's balance sheet. There will be no reduction in the capital of the Company or the underlying equity of any shareholder and there will be no impact (positive or negative) on the Company's earnings.

     The Board of Directors are hopeful that the removal of the US$0.15 par value will allow the raising of further capital and position the Company to more effectively utilise and manage its equity thus providing the Company with great financial flexibility, however there is no assurance that this will occur.

                                   EXHIBIT A

                            BAYOU INTERNATIONAL, LTD

                 NOTICE PURSUANT TO SECTION 228 OF THE GENERAL
                                CORPORATION LAW

To: All Stockholders

     PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Bayou International, Ltd. by written consent with a meeting dated June 10, 1999 have duly adopted the following resolution:

     (i) a resolution approving a proposal to amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split.

     (ii) a resolution approving the proposal to amend the Company's Articles of Incorporation to eliminate the par value per share of the Company's Common Stock.

[signature to come]

Peter J. Lee
Director & Secretary

                                   EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                          OF BAYOU INTERNATIONAL, LTD.

               (UNDER SECTION 242 OF THE GENERAL CORPORATION LAW)

     BAYOU INTERNATIONAL, LTD., a corporation organised and existing under the General Corporations Law of the State of Delaware (the "Corporation"), does hereby certify that:

     FIRST:         The name of the Corporation is Bayou International, Ltd.

     SECOND: The Certificate of Incorporation is hereby amended by striking out Article "VIII" thereof and by substituting in lieu of said Article the following provisions:

                   "VIII. The corporation shall be authorised to issue a total of twenty-five million (25,000,000) shares of Common Stock, no par value per share.

                   Each of the Corporation's issued and outstanding shares of Common Stock, par value $.15 per share as of the date of this Certificate of Amendment shall be converted and reclassified into one twentieth (1/20) of one share of Common Stock, no par value per share; and fractional shares shall be rounded up to the nearest whole share."

     THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporations Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 17th day of July, 1999.

ATTEST:

[signature to come]                                      [signature to come]
David H Simcox                                           Peter J. Lee
Director                                                 Director & Secretary

                                       B-1